SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)


                  New York                              13-3439945
           (State of incorporation                  (I.R.S. employer
           if not a national bank)                  identification No.)

               40 Wall Street                             10005
             New York, New York                         (Zip Code)
           (Address of trustee's
       principal executive offices)

                                   ----------

                            CALLON PETROLEUM COMPANY
               (Exact name of obligor as specified in its charter)

                  Delaware                                 64-0844345
        (State or other jurisdiction of                 (I.R.S. employer
        incorporation or organization)                  identification No.)

            200 North Canal Street
             Natchez, Mississippi                            39120
        (Address of principal executive                    (Zip Code)
                   offices)

                                   ----------

                      % Senior Subordinated Notes due 2001

                       (Title of the Indenture Securities)

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                                       -2-

                                     GENERAL

1.      GENERAL INFORMATION.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                New York State Banking Department, Albany, New York

        (b)     Whether it is authorized to exercise corporate trust powers.

                The Trustee is authorized to exercise corporate trust powers.

2.      AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

        If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

3.      VOTING SECURITIES OF THE TRUSTEE.

        Furnish the following information as to each class of voting securities of the trustee:

                             As of November 1, 1996

            COL. A                                          COL. B
--------------------------------------------------------------------------------
        Title of Class                                 Amount Outstanding
--------------------------------------------------------------------------------
Common Shares - par value $600 per share.                 1,000 shares
--------------------------------------------------------------------------------

4.      TRUSTEESHIPS UNDER OTHER INDENTURES.

        None.

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

        None.

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                                       -3-

6.      VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

        None.

7.      VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

        None.

8.      SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

        None.

9.      SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

        None.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

        None.

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

        None.

12.     INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

        None.

13.     DEFAULTS BY THE OBLIGOR.

        None.

14.     AFFILIATIONS WITH THE UNDERWRITERS.

        None.

15.     FOREIGN TRUSTEE.

        Not applicable.

16.     LIST OF EXHIBITS.

        T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

        T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

        T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. - Exhibit A.

        T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.


                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer and Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of November 1996.

                                                 AMERICAN STOCK TRANSFER
                                                 AND TRUST COMPANY
                                                 Trustee

                                                 By: /s/ HERB LEMMER
                                                        Vice President

                                                                       EXHIBIT A

Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                                   Very truly yours,

                                                   AMERICAN STOCK TRANSFER
                                                    & TRUST COMPANY

                                                   By /s/ HERB LEMMER
                                                         Vice President

                                                                       Exhibit B

Affix the address label in this space.

   American Stock Transfer & Trust Co.
----------------------------------------
          Legal Title of Bank

             New York
----------------------------------------
               City

       New York              10005
----------------------------------------
         State              Zip Code

FDIC Certificate Number  ______________

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                        DOLLAR AMOUNTS
                                         IN THOUSANDS
                                        --------------
ASSETS
  1. Cash and balances due from
     depository institutions:
     a. Noninterest-bearing balances
     and currency and coin1,2........      $    216            1.a
     b. Interest-bearing balances3...                          1.b
  2. Securities:
     a. Held-to-maturity securities
     (from Schedule RC-B, column A)..                          2.a
     b. Available-for-sale securities
     (from Schedule RC-B, column D)..         5,073            2.b
  3. Federal funds sold and
     securities purchased under
     agreements to resell:
     a. Federal funds sold4..........                          3.a
     b. Securities purchased under
     agreements to resell5...........                          3.b
  4. Loans and lease financing
     receivables:
     a. Loans and leases, net of
     unearned income (from Schedule
     RC-C)...........................                          4.a
     b. LESS: Allowance for loan and
     lease losses....................                          4.b
     c. LESS: Allocated transfer risk
     reserve.........................                          4.c
     d. Loans and leases, net of
      unearned income, allowance, and
      reserve (item 4.a minus 4.b and
      4.c)...........................                          4.d
  5. Trading assets..................                          5.
  6. Premises and fixed assets
     (including capitalized leases)..         2,950            6.
  7. Other real estate owned (from
     Schedule RC-M)..................                          7.
  8. Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule
     RC-M)...........................                          8.
  9. Customers' liability to this
     bank on acceptances outstanding.                          9.
 10. Intangible assets (from
     Schedule RC-M)..................                         10.
 11. Other assets (from Schedule
     RC-F)...........................         5,711           11.
 12. a. Total assets (sum of items 1
     through 11).....................                         12.a
     b. Losses deferred pursuant to
     12 U.S.C. 1823(j)...............                         12.b
     c. Total assets and losses
     deferred pursuant to 12 U.S.C.
     1823(j) (sum of items 12.a and
     12.b)...........................      $ 13,950           12.c

------------

1 Includes cash items in process of collection and unposted debits.

2 The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.

3 Includes time certificates of deposit not held for trading.

4 Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part 1.

5 Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."

                                                                             10
                                                              DOLLAR AMOUNTS
                                                               IN THOUSANDS
                                                              --------------
LIABILITIES
Deposits:
13.       a.   In domestic offices (sum of totals of
               columns A and C from Schedule RC-E).........               13.a.
               (1) Noninterest-bearing1....................               13.a.1
               (2) Interest-bearing........................               13.a.2
          b.   In foreign offices, Edge and Agreement
               subsidiaries, and IBFs......................
               (1) Noninterest-bearing.....................
               (2) Interest-bearing........................
14.       Federal funds purchased and securities sold under
          agreements to repurchase:
          a.   Federal funds purchased2....................               14.a.
          b.   Securities sold under agreements to
               repurchase3.................................               14.b.
15.       a.   Demand notes issued to the U.S. Treasury....               15.a.
          b.   Trading liabilities.........................               15.b.
16.       Other borrowed money:
          a.   With a remaining maturity of one year or
               less........................................               16.a.
          b.   With a remaining maturity of more than one
               year........................................               16.b.
17.       Mortgage indebtedness and obligations under
          capitalized leases...............................               17.
18.       Bank's liability on acceptances executed and
          outstanding......................................               18
19.       Subordinated notes and debentures................               19.
20.       Other liabilities (from Schedule RC-G)...........       1,977   20.
21.       Total liabilities (sum of items 13 through 20)...       1,977   21.
22.       Limited-life preferred stock and related
          surplus..........................................               22.
EQUITY CAPITAL
23.       Perpetual preferred stock and related surplus....               23.
24.       Common stock.....................................         600   24.
25.       Surplus (exclude all surplus related to preferred
          stock)...........................................       7,590   25.
26.       a.   Undivided profits and capital reserves......       3,617   26.a.
          b.   Net unrealized holding gains (losses) on
               available-for-sale securities...............         166   26.b.
27.       Cumulative foreign currency translation
          adjustments......................................
28.       a.   Total equity capital (sum of items 23
               through 27).................................      11,973   28.a.
          b.   Losses deferred pursuant to 12 U.S.C.
               1823(j).....................................               28.b.
          c.   Total equity capital and losses deferred
               pursuant to 12 U.S.C. 1823(j) (sum of items
               28.a and 28.b)..............................      11,973   28.c.
29.       Total liabilities, limited-life preferred stock,
          equity capital, and losses deferred pursuant to
          12 U.S.C. 1823(j) (sum of items 21, 22, and
          28.c)............................................      13,950   29.

Memorandum

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.  Indicate in the box at the right the number of the statement
    below that best describes the most comprehensive level of         Number
    auditing work performed for the bank by independent external      ------
    auditors as of any date during 1995 .........................     ______M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5   = Review of the bank's financial statement by external auditors

6   = Compilation of the bank's financial statement by external auditors

7   = Other audit procedures (excluding tax preparation work)

8   = No external audit work
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1 Includes total demand deposits and noninterest-bearing time and savings deposits.

2 Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."

3 Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."